Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Eric Smit, the chief financial officer of eGain Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i)

the Quarterly Report of the Company on Form 10-Q for the period ending December  31, 2015 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric N. Smit
Eric N. Smit

February 5, 2016

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to eGain Corporation and will be retained by eGain Corporation and furnished to the Securities and Exchange Commission or its staff upon request.